EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115700, No. 333-123962, No. 333-13588 and No. 333-141379) of Blue Nile, Inc of our report dated March 13, 2006 relating to the financial statements and the financial statement schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, WA
February 26, 2008